Investor Presentation September 30, 2025

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “will,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are based on assumptions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results (express or implied) or other expectations in the forward-looking statements: 1) Risks associated with lending and potential adverse changes in the credit quality of the Company’s loan portfolio; 2) Changes in monetary and fiscal policies, including interest rate policies of the Federal Reserve Board, which could adversely affect the Company’s net interest income and margin, the fair value of its financial instruments, profitability, and stockholders’ equity; 3) Legislative or regulatory changes, including increased FDIC insurance rates and assessments, changes in the review and regulation of bank mergers, or increased banking and consumer protection regulations, that may adversely affect the Company’s business and strategies; 4) Risks related to overall economic conditions, including the impact on the current government shutdown, economy of an uncertain interest rate environment, inflationary pressures, recently passed legislation and the potential for significant additional changes in economic and trade policies in the current administration; 5) Risks to the Company’s business and the business of the Company’s customers arising from current or future tariffs or other trade restrictions, labor or supply chain issues, change in labor force, or geopolitical instability, including the wars in Ukraine and the Middle East; 6) Risks associated with the Company’s ability to negotiate, complete, and successfully integrate pending or future acquisitions; 7) Costs or difficulties related to the completion and integration of future or recently completed acquisitions; 8) Impairment of the goodwill recorded by the Company in connection with acquisitions, which may have an adverse impact on earnings and capital; 9) Reduction in demand for banking products and services, whether as a result of changes in customer behavior, economic conditions, banking environment, or competition; 10) Deterioration of the reputation of banks and the financial services industry, which could adversely affect the Company's ability to obtain and maintain customers; 11) Changes in the competitive landscape, including as may result from new market entrants or further consolidation in the financial services industry, resulting in the creation of larger competitors with greater financial resources; 12) Risks presented by public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow through acquisitions; 13) Risks associated with dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank’s divisions; 14) Material failure, potential interruption or breach in security of the Company’s systems or changes in technology which could expose the Company to cybersecurity risks, fraud, system failures, or direct liabilities; 15) Risks related to natural disasters, including droughts, fires, floods, earthquakes, pandemics, and other unexpected events; 16) Success in managing risks involved in any of the foregoing; and 17) Effects of any reputational damage to the Company resulting from any of the foregoing. 2

Glacier Bancorp Inc.
9/30/2025 Snapshot

Ticker	GBCI
Total Assets	$29.02 billion
Gross Loans	$18.79 billion
Deposits	$21.87 billion
TCBV Per Share	$20.46
Dividends	$0.33
Stock Price	$48.67
Market Cap	$5.77 billion

Glacier Bancorp
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Differentiated Bank Model • Genuine community banking model • Backed by resources and support of Glacier Bancorp • Strategy of growth through acquisitions and organically 4

Glacier Bancorp is a Family of Banks 5 Pro Forma for Guaranty Acquisition 9 States ● 18 Divisions ● 285 Locations

Acquisition – Bank of Idaho Holding Co. • Founded in 1985 and headquartered in Idaho Falls, Idaho • Full-service community bank, providing comprehensive financial services to businesses and individuals with 15 branch locations throughout Eastern Idaho, Boise Metro and Eastern Washington • Acquisition closed April 30, 2025 6

Acquisition – Bank of Idaho Holding Co. • Acquisition complements Glacier’s existing strong loan and deposit portfolios and deepens its presence in several of the top growth markets in the United States • Aligns with Glacier’s long-term strategy of acquiring quality banks in strong markets with exceptional teams • Further strengthens a market-leading franchise across Idaho and Eastern Washington • Positions Glacier as the 3rd largest bank and largest community bank in the state of Idaho, based on deposit market share • Transaction positions Glacier as the 5th largest community bank in Eastern Washington • Synergistic expansion of Glacier’s existing footprint in Eastern Idaho, Boise Metro and Eastern Washington • Bank of Idaho will merge into three existing Glacier divisions following the core system conversion in early September: Wheatland Bank, Mountain West Bank, and Citizens Community Bank 7

Acquisition – Bank of Idaho Holding Co. ("BOID") Transaction Overview and Assumptions

Consideration Mix	▪ 100% stock consideration to BOID common shareholders ▪ 1.100x shares of Glacier Bancorp stock for each BOID share ▪ BOID options and stock appreciation rights will be cashed out for their in-the-money value
Implied Transaction Value[1]	▪ $234.3 million to common shareholders, or $52.47 per share[2] ▪ $11.0 million to option and stock appreciation rights holders[3] ▪ $245.4 million total transaction value

Loan Credit Mark Estimate	▪ Gross credit mark discount of $14.2 million, or 1.41% of BOID's gross loans
	    ▪ 95% allocated to non-PCD loans, or $13.5 million
	    ▪ Non-PCD credit mark accreted over 5 years using the sum-of-years' digits methodology
	▪ Establishment of CECL reserve for non-PCD loans of $13.5 million, reflected in pro forma TBV at closing

Other Adjustments and Fair Value Estimates	▪ Loan interest rate mark premium of $3.2 million, or 0.32% of BOID's gross loans, amortized over 5 years using the sum-of-years' digits methodology ▪ Core deposit intangible of 1.75%, or $15.5 million, amortized over 10 years using the sum-of-years' digits methodology ▪ Elimination of BOID's AOCI of $(9.4) million, accreted over 6 years using the sum-of-years' digits methodology ▪ Fixed asset write-up of $3.3 million; amortized over 20 years straight-line ▪ Net fair value adjustment of $0.4 million for CDs and subordinated debt combined
Cost Savings	▪ Cost savings of 30.0% of BOID's non-interest expense ▪ 30.0% realized in 2025, 80.0% realized in 2026 and 100.0% thereafter
Durbin Impact	▪ Estimated reduction of BOID's interchange income by approximately $0.5 million annually, pre-tax
Transaction Expenses[4]	▪ Estimated one-time transaction costs of approximately $17.7 million, pre-tax
Price Protection	▪ Fixed exchange ratio with collars set between $35.74 and $53.60 (+/- 20% from GBCI stock price in LOI)
Minimum Tangible Equity	▪ $122.1 million at closing ▪ Excess tangible common equity, net of any adjustments for BOID's final transaction expenses, to be paid out to BOID shareholders at closing
Acquisition Date	▪ April 30, 2025

(1) Based on GBCI closing price of $47.70 on 1/10/2025
(2) Includes 4,420,332 BOID shares and 45,413 RSUs which will vest at closing
(3) Includes 370,725 options with a weighted average exercise price of $24.87 and 24,291 SARs with a weighted average grant price of $19.08
(4) Including employment and benefit plan costs, data contract termination and conversion costs and combined professional and advisory fees

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Acquisition - Guaranty Bancshares Overview 9 Consolidated Financial Highlights (Q2-2025) Company Overview  Bank founded in 1913 and headquartered in Mount Pleasant, Texas  Full-service community bank providing comprehensive financial services to businesses and individuals with 33 branch locations throughout East Texas, Dallas/Fort Worth, Houston, Austin and Bryan/College Station  Guaranty has grown from its East Texas roots into high-growth markets through organic expansion, augmented with strategic acquisitions ‒ Top 5 Texas bank deposit market share ranking in 8 of 13 markets(1,2)  Conservative credit culture resulting in pristine long-term asset quality 1) FDIC deposit data as of June 30, 2024 2) East Texas markets defined by counties of operation; Metro expansion markets defined by MSAs of operation 3) Excludes restructured loans Source: S&P Capital IQ Pro and SEC.gov Dallas / Fort Worth Market Austin Market Houston & Bryan / College Station Market East Texas Market 33 Branches Total Assets ($M) 3,144$ Net Income ($M) 18.6$ Gross Loans HFI ($M) 2,140$ ROAA 1.28% Deposits ($M) 2,709$ Net Interest Margin 3.71% Loans / Deposits 79.01% Efficiency Ratio 62.3% NIB Deposits / Deposits 31.58% Yield on Loans 6.38% TCE Ratio 10.56% Cost of Deposits 1.90% CETI Ratio 14.30% Total RBC Ratio 17.39% NPAs / Total Assets (3) 0.33% Reserves / Loans 1.29% NCOs / Avg. Loans 0.02% Balance Sheet Income Statement

Acquisition – Guaranty Bancshares Dynamic & Diverse Operating Markets

Legacy East Texas (Chartered 1913)

Market Stats:

- Guaranty Market Deposits: **$1.5 billion**
- Guaranty Branches: **14**
- Total Population: **449 thousand**
- Proj. Pop. Growth ('25-'30): **2.4%**
- Median HHI[1]: **$67 thousand**
- Proj. HHI Growth[1] ('25-'30): **8.5%**

Guaranty Bancshares, Inc.

Market Highlights:

- Steady core deposit markets with strong market share
- Low-cost funding vehicle for loan production



Dallas / Fort Worth (Entered 2015)

Market Stats:

- Guaranty Market Deposits: **$584 million**
- Guaranty Branches: **8**
- Total Population: **8.4 million**
- Proj. Pop. Growth ('25-'30): **7.1%**
- Median HHI: **$89 thousand**
- Proj. HHI Growth ('25-'30): **10.2%**

AT&T | American Airlines | TOYOTA | McKESSON

Market Highlights:

- Largest & most diversified economy in Texas
- State financial hub
- 22 Fortune 500 companies



Houston (Entered 2018) & Bryan / College Station (Entered 2013)

Market Stats:

- Guaranty Market Deposits: **$467 million**
- Guaranty Branches: **7**
- Total Population: **8.0 million**
- Proj. Pop. Growth ('25-'30): **6.1%**
- Median HHI[1]: **$78 thousand**
- Proj. HHI Growth[1] ('25-'30): **8.4%**

Sysco | WM | Hewlett Packard Enterprise | ATM

Market Highlights:

- World renowned medical center
- 5th largest port in the United States
- 24 Fortune 500 companies
- Home to Texas A&M University



Austin (Entered 2018)

Market Stats:

- Guaranty Market Deposits: **$112 million**
- Guaranty Branches: **4**
- Total Population: **2.6 million**
- Proj. Pop. Growth ('25-'30): **8.4%**
- Median HHI: **$102 thousand**
- Proj. HHI Growth ('25-'30): **14.2%**

TESLA | DELL | ORACLE | Meta

Market Highlights:

- State capital of Texas
- High-growth market, with significant Tech & Venture Capital presence
- Home to the University of Texas



1) Shown as the population-weighted Median HHI for the markets comprising each respective GNTY market (as defined below)
Note: Deposit data as of June 30, 2024
Note: Demographic data are for each market's respective MSA with the exception of East Texas and Houston; East Texas is defined as Bowie, Camp, Franklin, Gregg, Harrison, Hopkins, Lamar, Red River, and Titus counties; Houston is defined as Brenham, Bryan-College Station, and Houston-Pasadena-The Woodlands MSAs
Note: HHI = Household Income
Source: S&P Capital IQ Pro, FDIC

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Acquisition - Guaranty Bancshares Transaction Overview & Assumptions 11 1) Based on a GBCI closing price of $41.58 on June 23, 2025 2) Includes 11,356,856 GNTY shares outstanding 3) Includes 341,780 options and a weighted average strike price of $30.07 4) Including employment and benefit plan costs, data contract termination and conversion costs, and combined professional and advisory fees ▪ 100% stock consideration to GNTY common shareholders ▪ 1.0000x shares of GBCI common stock for each GNTY share ▪ Each GNTY option will be converted to a GBCI option at the equivalent exchange ratio and strike price ▪ $472.2 million to GNTY common shareholders, or $41.58 per share(2) ▪ $3.9 million net aggregate consideration to GNTY option holders(3) ▪ $476.2 million aggregate transaction value ▪ Gross credit mark discount of $26.9 million, or 1.28% of GNTY's gross loans ‒ 95% allocated to non-PCD loans, or $25.6 million ▪ Loan interest rate discount of $24.6 million, or 1.17% of GNTY's gross loans, amortized over 3.5 years using the sum-of-years' digits method ▪ HTM securities discount of $17.4 million, amortized over 4 years using the sum-of-years' digits method ▪ Elimination of GNTY's AOCI of ($22.4) million, amortized over 4 years using the sum-of-years' digits method ▪ Fixed asset write-up of $3.0 million, amortized over 20 years using the straight-line method ▪ Core deposit intangible of 3.09%, or $61.4 million, amortized over 10 years using the sum-of-years' digits method ▪ Total net fair value discount on liabilities of $4.1 million, including CDs, Trust Preferred and Subordinated Debt ▪ Cost savings of 20% of GNTY's noninterest expense ‒ 50% realized in 2026, 100% thereafter Durbin Impact ▪ Estimated reduction of GNTY's interchange income by approximately $4.6 million annually, pre-tax Transaction Expenses(4) ▪ Estimated one-time transaction costs of approximately $29.8 million, pre-tax ▪ $292.2 million at closing ▪ Excess tangible common equity, net of any adjustments for GNTY's final transaction expenses, to be paid in cash to GNTY shareholders at close Acquisition Date ▪ Minimum Tangible Common Equity October 1, 2025 Consideration Mix Transaction Value(1) Loan Credit Mark Other Fair Value Adjustments Cost Savings

12 $- $5 $10 $15 $20 $25 $30 $35 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 YTD* GBCI Acquisitions $12.1 $9.7 $13.7 $18.5 $25.9 $26.6 $27.7 $27.9 $32.1 GBCI Acquisition History – 2015 through 2025 YTD Total Assets in billions Long history of adding high quality community banks that fit the Glacier banking model April 2025 $1,365M Assets July 2024 Six Montana Branches February 2015 $176M Assets October 2015 $270M Assets October 2021 $4,132M Assets July 2019 $978M Assets April 2017 $386M Assets April 2019 $379M Assets February 2018 $1,110M Assets January 2018 $551M Assets February 2020 $745M Assets August 2016 $76M Assets January 2024 $778M Assets October 2025 $3,111B Assets Note: Assets for acquired bank based on date of deal completion * 2025 YTD total assets through 9/30/25 are pro forma at $32.1 billion including the $3.1 billion of total assets from the acquisition of Guaranty Bancshares Inc. on October 01, 2025 $9.1 $9.5

Track Record of Increasing Market Share

dollars in millions	2015 Rank	2015 Glacier Deposits	2015 Market Share	Transactions since 2015	2025 Rank	2025 Glacier Deposits	2025 Market Share
Montana	2	$3,433	21.0%	Treasure State Bank (Keep banking simple.); First Security Bank; Rocky Mountain Bank	1	$7,973	25.8%
Idaho	1	$1,021	13.4%	Bank of Idaho (Committed to Community)	1	$3,205	18.8%
Utah[1]	12	$193	2.4%	First National Bank; Altabank	1	$2,844	13.7%
Texas	--	--	--	Guaranty Bancshares, Inc.	30	$2,719	0.7%
Arizona	--	--	--	Foothills Bank; State Bank Corp.	2	$1,823	9.5%
Colorado	9	$492	1.8%	Cañon National Bank; Collegiate Peaks Bank	7	$1,740	3.4%
Eastern Washington[2]	7	$451	4.2%	wheatland bank (Division of Glacier Bank)	4	$1,508	9.7%
Wyoming	2	$1,000	9.2%		2	$1,384	8.1%
Nevada	--	--	--	Heritage Bank of Nevada	1	$1,056	17.1%

Source: S&P Global Market Intelligence. Deposit market share is as of June 30, 2015 and June 30, 2025
Deposit market share is for banks with less than $50 billion in assets
1) Excludes Sofi, LC, and GDOT
2) Eastern Washington defined as counties located east of the Cascade Range. Includes Adams, Asotin, Benton, Chelan, Columbia, Douglas, Ferry, Franklin, Garfield, Grant, Kittitas, Klickitat, Lincoln, Okanogan, Pend Oreille, Spokane, Stevens, Walla Walla, Whitman, and Yakima counties

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Significant Runway of Additional Acquisition Opportunities 14 1) Excludes announced merger targets 2) Excludes BAC, C, JPM, and WFC Note: FDIC deposit data as of June 30, 2025 Source: S&P Capital IQ Pro Mountain West Region Business Friendly In-Migration Stable, growing economies Glacier achieving leading market share throughout Today : 16 divisions / 214 locations Southwest Region Business Friendly In-Migration Stable, growing economies Significant Glacier growth opportunity Today : 1 division / 14 locations ’26 – ’31E Pop. Growth: 5.6% Total Population: 46.0M Banks Between $500M – $10B (1): 196 Total Deposits Excl. Top 4 (2): $821B Total Deposits: $1.6T ’26 – ’31E Pop. Growth: 3.9% Total Population: 24.7M Banks Between $500M – $10B (1): 56 Total Deposits Excl. Top 4 (2): $444B Total Deposits: $703B MT, CO, ID, NV, UT, WA, WY AZ, NM, OK, TX SouthwestMountain West Total Assets of Target Banks S.W.M.W.Eastern TotalOKTXNMAZTotalWYUTNVMTIDWACO 1032768622653041112$500MM - $1.0B 77145940242444325$1.0B - $3.5B 162140060201102$3.5B - $10.0B 196431411025679495319Total

GBCI Is Prepared for Expected M&A Acceleration Capital Team Technology and Product Investments Reputation –with Regulators and Sellers Defined Playbook that Works Disciplined M&A Approach Attractive Model 15

Foundation for Growth and Acquisitions “Best of Breed” Technology and Product Introduce exceptional technology and top-tier banking products Ensure we offer the best solutions in the market Product Management Organization Dedicated team to drive innovation and alignment Strengthens market focus and customer-centricity Development and Integration Build and develop software tailored to our unique business model Enhances flexibility and scalability Centralized Data Warehouse All key customer data stored centrally Sets the stage for more profitable relationships and use of Artificial Intelligence Built a solid foundation in data management, integration, development, and customer-focused products 16

Solid Financial Results 17

Diluted Earnings Per Share $0.00 $0.25 $0.50 $0.75 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 $2.50 $2.75 $3.00 $3.25 $2.74$2.… $1.… $0.29 $0.48 $0.39 $0.45 $0.45 $0.57 $2.01 • EPS for the third quarter 2025 of $0.57 increased $0.12, or 27%, over the third quarter 2024 EPS of $0.45 • The increase in EPS was driven primarily by an increase in net interest income due to the: • increase in loans yields and • decrease in the cost of funding $2.86 18

0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% 1.62% 0.68% 1.33% 0.81% 0.62% 0.82% • ROA for the third quarter 2025 was 0.82% and ROA of 0.77% for the second quarter was in the 28th percentile among Glacier’s peer group Return on Assets BHCPR as of 6/30/2025 1.15% 19

4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% 18.00% 12.14% 15.49% 16.59%16.85% 9.61% 8.75% 10.70% • The Company’s historically high capital levels have made it more difficult to produce higher ROTE. Return on Tangible Equity 20

$100 $200 $300 $400 $500 $600 $700 $800 $900 $600 $663 $788 $692 $705 $686 $833 4.09% 3.42% 3.27% 2.73% 2.77% Q2 2.68% Q2 3.21% Q1 2.59% Q1 3.04% Q3 2.83% • Net interest income of $833 million, annualized, for the first nine months 2025 increased $147 million, or 21.50%, over net interest income of $686 million for the first nine months 2024 • Net interest margin of 3.21% for the first nine months 2025 increased 51 basis points over the net interest margin of 2.70% for the first nine months 2024 Net Interest Income / Margin (Dollars in millions) 21 YTD 3.21% YTD 2.70% Q3 3.39%

Net Interest Margin

Year-to-Date 2025 *compared to* ***Year-to-Date 2024***

- Loans provided interest income of $792.6 million in 2025 compared to $702.9 million in 2024 primarily due to the increase in average yields (up 29 basis points from 5.58% to 5.87%) and the increase in loan volume

- Cash and securities interest income decreased $11.1 million primarily due to average volume decreasing and average yields increased from 2.22% to 2.26%

- Interest expense on deposits decreased $9.9 million primarily due to the cost of deposits decreasing 12 basis points from 1.36% to 1.24%

- Total cost of funding of $300.1 million decreased $29.6 million, or 18 basis points, from $329.6 million. The decrease of $29.6 million included a decrease of $27.1 million on interest expense from the Bank Term Funding Program (BTFP) borrowing and an increase of $2.0 million in interest expense from FHLB borrowing



3.30%
3.20%
3.10%
3.00%
2.90%
2.80%
2.70%
2.60%
2.50%
2.95%
3.05%
3.04%
3.05%
3.09%
3.12%
3.15%
3.18%
3.21%
2.54%
2.58%
2.59%
2.61%
2.62%
2.64%
2.65%
2.68%
2.70%
2.72%
2.75%
2.77%
Jan
Feb
March
April
May
June
July
Aug
Sept
Oct
Nov
Dec
2024
2025

(YTD NIM as of the end of each reporting period)

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38.0% 42.0% 46.0% 50.0% 54.0% 58.0% 62.0% 66.0% 70.0% 74.0% 78.0% 50.0% 51.4% 54.6% 62.9% 66.7% 69.0% 63.1% Q3 64.9% Q3 62.1% • The efficiency ratio for the first nine months 2025 was 63.1% compared to 69.0% for the first nine months 2024 and was primarily due to the increase in net interest income • First nine months 2025 non-interest expense of $474.2 million increased $36.7 million over the prior year first nine months and was primarily driven by increases in compensation and M&A expense. Efficiency Ratio Q1 74.4% Q1 65.5% Q2 67.8% Q2 62.1% 23

Strong Balance Sheet 24

$18,504 $25,941 $26,635 $27,743 $27,903 $29,016 $18,000 $20,000 $22,000 $24,000 $26,000 $28,000 $30,000 • At September 30, 2025, total assets of $29.0 billion including $1.4 billion of assets from the Bank of Idaho acquisition • Pro forma total assets of $32.1 billion at September 30, 2025 are includes the $3.1 billion of total assets from the acquisition of Guaranty Bancshares, Inc. on October 01, 2025 Asset Trends (Dollars in millions) 25

11.00% 12.00% 13.00% CET1 12.2% 12.6% Peers Glacier • Regulatory capital CET1 was 12.6% at June 30, 2025, which was well above the peer median CET 1 Capital Relative to Peers Proxy Compensation Peer Group Median as of 6/30/2025 26

Ample Liquidity of $14.9 Billion at September 30, 2025 • Ready access to liquidity totaling $9.5 billion • $6.1 billion in available borrowing capacity o Federal Reserve: $2.1 billion o FHLB: $3.5 billion o Correspondent banks: $0.5 billion • $2.5 billion of unpledged marketable securities • Cash of $0.9 billion • Additional liquidity totaling $5.4 billion • Access to brokered deposits: $4.4 billion • Over-pledged marketable securities: $1.0 billion 27

Strong Core Deposit Base • Our community banking model is customer relationship driven • Uninsured deposits, excluding collateralized public deposits and cash held at the holding company, are 24% of total deposits • 35% of uninsured deposits are with customers that also have a loan relationship with us • Non-interest bearing deposits • 56% of non-interest bearing balances are in accounts with $250,000 or less • 51% of non-interest bearing deposits are with customers with multiple accounts • 81% of non-interest bearing balances are in business accounts 28

Strong Core Deposit Base - Continued • Demand and savings deposit characteristics • Deposit Granularity • Retail: 687,284 accounts ; average balance = $11,791 • Commercial: 171,243 accounts ; average balance = $62,792 • Relationship Length • Weighted average relationship age is 16 years • Composition Mix • Retail: 45% • Commercial: 46% • Public: 9% • Rural / Metro (excludes Bank of Idaho) • 77% in rural markets • 23% in metro markets ( population of 500,000 or more) 29

$14,798 $21,337 $20,607 $19,929 $20,547 $21,871 $14,000 $15,000 $16,000 $17,000 $18,000 $19,000 $20,000 $21,000 $22,000 $23,000 • During the first nine months 2025: • total deposits and core deposits increased $1.3 billion, or 6.44% • core deposits and repurchase agreements increased $1.6 billion, or 6.95% • Excluding $1.1 billion in deposits from the Bank of Idaho acquisition, deposits grew organically $246 million in the first nine months 2025 Deposit Trends (Dollars in millions) 30

Non- Interest Bearing 31% NOW and DDA 26% Savings 13% MMDA 14% CDs 16% Wholesale 0% 9/30/2024 Non- Interest Bearing 31% NOW and DDA 26% Savings 14% MMDA 14% CDs 15% Wholesale 0% 9/30/2025 Deposit Composition 31

$5,455 $7,7… $7,691 $6,023 $6,1… $6,674 $5,000 $5,500 $6,000 $6,500 $7,000 $7,500 $8,000 • Non-interest bearing deposits increased $538 million, or 9%, during the first nine months 2025 • Non-interest bearing deposits were 31% of total deposits at September 30, 2025 compared to 30% at December 31, 2024, and 31% at September 30, 2024 • Excluding $271 million from the Bank of Idaho acquisition, non-interest bearing deposits grew organically $266 million, or 6% annualized, in the first nine months 2025 Non-Interest Bearing Deposits (Dollars in millions) 32

0.15% 0.09% 0.11% 1.22% 1.92% 1.75% 1.77% 0.53% 0.21% 0.58% 2.49% 3.17% 2.79% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% Glacier Peers • Interest-bearing deposit cost decreased to 1.77% at September 30, 2025, from 1.92% at December 31, 2024 due to market dynamics and the competitive rate environment • Total deposit cost decreased to 1.24% at September 30, 2025 from 1.34% at December 31, 2024 • Core deposits are a competitive advantage and will be a key driver of future performance Interest-Bearing Deposit Cost Relative to Peers Peer based on BHCPR as of 6/30/2025 33

$11,123 $13,432 $15,247 $16,198 $17,262 $18,791 $11,000 $12,000 $13,000 $14,000 $15,000 $16,000 $17,000 $18,000 $19,000 $20,000 • Gross loans increased $1.5 billion, or 12% annualized, during first nine months 2025 with the largest increase in commercial real estate loans of $1.1 billion, or 13% annualized • Organic loan growth for the first nine months 2025 was $454 million, or 4% annualized, compared to $261 million, or 2% annualized, for the first nine months 2024 Loan Trends (Dollars in millions) 34

Residential Real Estate 11% CRE 63% Other Commercial 19% HELOC 5% Other Consumer 2% 9/30/2024 Residential Real Estate 10% CRE 64% Other Commercial 19% HELOC 5% Other Consum… 9/30/2025 Loan Composition 35

Montana 62% Idaho 22% Utah 2% Washington 1% Wyoming 9% Colorado 4% 12/31/2009 Montana 32% Idaho 16% Utah… Washington 9% Wyoming 7% Colorado 9% Arizona 9% Nevada 4% 9/30/2025 Geographic Loan Dispersion 36

Term CRE Portfolio * Diversified and Low Risk Portfolio • Total portfolio $7.8 billion (42% of total portfolio) • Non-owner portfolio $4.3 billion (23% of total portfolio) • $913 thousand average loan balance • 58% average LTV • 0.15% past due rate • 0.06% non-performing • 98% of loans have recourse through guaranties • Geographically dispersed across 8 states 37 45% 55% TOTAL CRE BY OCCUPANCY TYPE Owner Occupied Non-Owner Occupied UT 17% ID 17% MT 22% WY 6% NV 8% CO 10% WA 7% AZ 13% CRE GEOGRAPHIC DISPERSION * Loans are based on regulatory classification, which is based primarily on the type of collateral for the loans. CRE loans may differ when comparing to disclosures in the Company’s quarterly and annual reports filed with the SEC which are based on the purpose of the loan.

Office CRE Portfolio * • $720 thousand average loan balance • 59% average LTV • 0.00% past due • 0.07% non-performing • 98% of loans have recourse through guaranties • Includes $126 million in medical office • 6% of office portfolio matures or reprices prior to 2026 • Limited exposure to loans above $10 million (1% of total loans). 38 $519 $613 $186 $151 $29 $0 $100 $200 $300 $400 $500 $600 $700 Under $1mil $1mil - $5mil $5mil - $10mil $10mil - $20mil Over $20mil CRE Office by Size Segment (in millions) % of Total Office 35% 41% 12% 10% 2% % of Total Portfolio 3% 3% 1% 1% 0% $91 $186 $279 $206 $167 $257 $299 $11 $- $50 $100 $150 $200 $250 $300 $350 2025 2026 2027 2028 2029 2030 2031-2035 2036 & After CRE Office by Earlier of Next Repricing or Maturity (in millions) * Loans are based on regulatory classification, which is based primarily on the type of collateral for the loans. CRE loans may differ when comparing to disclosures in the Company’s quarterly and annual reports filed with the SEC which are based on the purpose of the loan.

Office CRE Portfolio - Continued Denver $39 million Phoenix $16 million Salt Lake City $21 million Suburban/Rural $1.42 billion • Highly diversified portfolio across 8 states primarily in rural markets • Portfolio in Denver, Phoenix, and Salt Lake City represent 5% of total office (0.4% of total loans) • $17 million in large metro central business districts (1% of total Office) 39 Owner Occupied: $703 million Non-Owner Occupied: $794 million 46.97% 53.03% CRE OFFICE BY OCCUPANCY TYPE Owner Occupied Non-Owner Occupied Metro vs. Rural (in millions) Denver Phoenix Salt Lake City Suburban/Rural ID 12% CO 11% UT 18% WY 4% AZ 15% NV 10% WA 7% MT 23% OFFICE CRE GEOGRAPHIC DISPERSION

$5,528 $10,370 $9,022 $8,288 $7,540 $7,072 $5,000 $6,000 $7,000 $8,000 $9,000 $10,000 $11,000 • Investment securities ended third quarter 2025 at 24% of total assets compared to 28% at the end of third quarter 2024 • Investment securities decreased $468 million, or 6%, during the first nine months 2025 • Projected average quarterly cash flow of $425 million in 2026 Investment Portfolio Trends (Dollars in millions) 40

US Gov't & Federal Agency 17% US Gov't Sponsored Enterprises 4% State & Local Gov'ts 22% Corporate Bonds 0% Residential MBS 44% Commercial MBS 13% 9/30/2024 US Gov't & Federal Agency 18% US Gov't Sponsored Enterprises 5% State & Local Gov'ts 23% Corporate Bonds 0% Residential MBS 40% Commercial MBS 14% 9/30/2025 Investment Composition 41

Credit Quality 42

0.00% 0.10% 0.20% 0.30% 0.40% 0.19% 0.26% 0.09%0.10%0.10% 0.19% • During the first nine months 2025, NPAs increased $26.5 million to 0.19% of Bank assets compared to 0.10% of Bank assets for the nine months 2024 NPAs to Bank Assets 0.12% 43

CECL and Allowance for Credit Losses (ACL) • Commercial Asset Quality Ratings • Consumer Loan Past Due Status • Additional Qualitative Adjustments • Prepayment Speed Assumptions • Low levels of unemployment • Historical Loss Period Capture (Dollars in millions) Other Key Model Inputs National Economic Assumptions (September 2025) 202520244Q 25 3Q 25 2Q 25 1.0%2.5%0.3%0. 3%0.5%GDP Change 4.3%4.0%4.4%4.3%4.2% Unemployment Rate 1.19% of Total Loans 1.19% of Total Loans 44 $210.4 -$1.6 $0.0 $18.0 $226.8 ACL 3/31/25 Net Charge-offs PCD Loans Credit Loss Expense ACL 6/30/25 Allowance for Credit Losses Q2 2025 $226.8 -$2.9 $5.2 $229.1 ACL 6/30/25 Net Charge-offs PCD Loans Credit Loss Expense ACL 9/30/25 Allowance for Credit Losses Q3 2025

$0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 $45,000 $39,765 $23,076 $19,963 $14,795 $28,3… $19,772 $35,737 • Loan portfolio growth, composition, average loan size, credit quality considerations, economic forecasts, actual results and other environmental factors will determine the future level of credit loss expense or benefit • Included in the current year provision for credit losses was $16.7 million of credit loss expense from the acquisition of BOID Provision For Credit Losses (Dollars in thousands) 45

$0 $2,500 $5,000 $7,500 $10,000 $12,500 $15,000 $7,653 $2,329 $7,815 $10,316 $13,8… $8,728 $6,3… • During the first nine months 2025, net charge-offs as a percentage of total loans were 0.03% compared to 0.05% for the first nine months 2024 Net Charge-Offs (Dollars in thousands) 46

1.00% 1.25% 1.50% 1.75% 1.42% 1.29% 1.20% 1.19% 1.19% 1.19% 1.22% • ACL was in the 49th percentile of Glacier’s peer group for the second quarter 2025 • The ACL was 1.22% of loans for the third quarter 2025 compared to 1.19% for the third quarter 2024 • As credit trends change, expect the ACL to adjust accordingly ACL as a Percentage of Loans BHCPR as of 6/30/2025 47

Shareholder Return 48

$0.50 $0.60 $0.70 $0.80 $0.90 $1.00 $1.10 $1.20 $1.30 • At September 30, 2025, Glacier’s dividend yield was 2.71% • The Company has declared 162 consecutive quarterly dividends Dividends Declared 49

A Definitive Ranking of Publicly Traded Banks Every publicly traded bank ranked by all-time total shareholder return * Includes both dividends paid and share price appreciation ** Normalized to account for the time period that each bank has been publicly traded GBCI shares have been publicly traded since 1984 Source: John J. Maxfield – President, Maxfield on Banks (March 28, 2025) Rank Symbol Bank All-Time Return* Annualized** 1 GBCI Glacier Bancorp, Inc. 51,780% 16.45% 50

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